CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 24, 2015 relating to the financial statements and financial highlights of Union Street Partners Value Fund, a series of World Funds Trust, for the year ended September 30, 2015, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Service Providers” and “Financial Information” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
January 27, 2016